Exhibit 99.2

CONSENT OF AUSTIN ASSOCIATES, LLC

We hereby consent to the use of our fairness opinion to the Board of Directors of Kosciusko Financial, Inc., an Indiana corporation, included as Appendix B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Kosciusko Financial, Inc. with and into Horizon Bancorp, and to the references to such opinion and the quotation or summary of such opinion contained therein, and to the reference to our firm’s name under the captions “Reasons for the Merger”, “Risk Factors”, “Background of the Merger”, “KFI’s Reasons for the Merger; Board Recommendation”, “Opinion of KFI’s Financial Advisor”, and “Certain Financial Projections Utilized by the KFI Board of Directors and KFI’s Financial Advisors” in such Proxy Statement/Prospectus.

In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Dated: March 16, 2016

Austin Associates, LLC